UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2023

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd St, Miami, FL 33169

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 30, 2023, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, a majority of EzFill Holdings, Inc.’s (the “Company”) shareholders approved the following corporate action: the entry into a securities purchase agreement dated as of April 19, 2023, as amended on May 17, 2023 and August 3, 2023, by and between the Company and AJB Capital Investments, LLC (the “Investor”), with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares of the Company’s common stock and (ii) a promissory note in the aggregate principal amount of $1,500,000. On April 27, 2023, the Company effected a one-for-eight reverse split of its common stock, as a result, the Investor holds 250,000 shares of the Company’s common stock. The transaction documents, as amended, have been previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 21, 2023, May 18, 2023, and August 4, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

EZFILL HOLDINGS, INC.

/s/ Yehuda Levy
Yehuda Levy
Interim Chief Executive Officer